EXHIBIT (8)(k)(4)

Fifth Amendment to Participation Agreement

FIFTH AMENDMENT TO PARTICIPATION AGREEMENT

This FIFTH AMENDMENT TO THE PARTICIPATION AGREEMENT, dated as of December 14, 2007, by and among VANGUARD VARIABLE INSURANCE FUND, THE VANGUARD GROUP, INC., VANGUARD MARKETING CORPORATION and TRANSAMERICA LIFE INSURANCE COMPANY.

WITNESSETH:

WHEREAS, the parties hereto have entered into a Participation Agreement, dated as of May 7, 2001, as amended (the “Participation Agreement”), pursuant to which the Sponsor has agreed to make shares of the Fund available for purchase and redemption by certain Accounts of the Company in connection with the Company’s Variable Insurance Products; and

WHEREAS, the parties desire to modify the Participation Agreement in certain respects;

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

1.	Defined Terms. Unless otherwise defined herein, capitalized terms in this Amendment shall have the meanings assigned in the Participation Agreement.

2.	Amendment of Participation Agreement. The Participation Agreement is hereby amended by replacing Schedule A to the Participation Agreement with Schedule A attached to this Amendment.

3.	No Other Modifications. Except as specifically modified hereby, the Participation Agreement remains in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment to be executed on their behalf by their duly authorized officers as of the day and year first above written.

VANGUARD VARIABLE INSURANCE FUND

By:	/s/ Heidi Stam
Name:	Heidi Stam
Title:	Secretary

THE VANGUARD GROUP, INC.

By:	/s/ Heidi Stam
Name:	Heidi Stam
Title:	Managing Director and General Counsel

VANGUARD MARKETING CORPORATION

By:	/s/ Heidi Stam
Name:	Heidi Stam
Title:	Senior Vice President and General Counsel

TRANSAMERICA LIFE INSURANCE COMPANY

By:	/s/ Ken Turnguist
Name:	Ken Turnguist
Title:	VP

SCHEDULE A

SEPARATE ACCOUNTS AND ASSOCIATED CONTRACTS

(effective December 14, 2007)

Name of Separate Account	Contracts Funded by Separate Account

PFL Corporate Account One	Advantage V (or Successor Marketing Names) Variable Adjustable Life Insurance Policy Form Number WL712 136 84 798 (may vary by state)

Transamerica Corporate Separate Account Sixteen	Advantage X Variable Adjustable Life Insurance Policy Form Number EM VC1 TL703 (may vary by state)

PFL Corporate Separate Account Five	Advantage VI Variable Adjustable Group Life Insurance Policy Form Number WL936 136 89 101 (may vary by state)

Separate Account VA X	Transamerica Advisor Elite Flexible Premium Variable Annuity – I Form Number AV864 101 165 103 (may vary by state)

TA PPVUL 1	Advantage J Variable Adjustable Universal Life Insurance Policy Form Number EM HNW2 TL 1105 (may vary by state)